Exhibit 10.25

EXECUTION VERSION

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is made as of January 24, 2014 by and between PSAV Intermediate Corp. (“Intermediate Corp.”) and PSAV Acquisition Corp. (“Buyer”).

WITNESSETH:

WHEREAS, Buyer and AVSC Holding LLC, a Delaware limited liability company (“Seller”) have entered into that certain Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which Buyer has agreed to purchase the outstanding shares (other than the shares held by the Rollover Parties (as defined below)) of common stock of AVSC Holding Corp. (the “Target”, and such purchase the “Transaction”) (capitalized terms not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement);

WHEREAS, prior to and without giving effect to the consummation of the transactions contemplated by the Purchase Agreement, the Rollover Parties (as defined in the Rollover Agreement by and among Intermediate Corp. and the Seller’s Amended and Restated Limited Liability Company Agreement) of the Seller (the “Owned Interests”);

WHEREAS, pursuant to the Distribution Agreement among the Seller and the Rollover Parties dated as of the date hereof and prior to the consummation of the Transaction, a certain number of shares of common stock of the Target (the “Rollover Shares”) were distributed to each of the Rollover Parties (the “Distribution”);

WHEREAS, prior to the consummation of the Distribution but prior to the consummation of the Transaction, each Rollover Party exchanged all of their Rollover Shares for common shares of PSAV Intermediate Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Intermediate Corp.”) pursuant to that certain Rollover Agreement between Intermediate Corp. and the Rollover Parties, dated as of the date hereof; and

WHEREAS, Intermediate Corp. desires to contribute and transfer to Buyer, and Buyer has agreed to accept from Parent, all of Intermediate Corp.’s right, title and interest in, to and under, the Rollover Shares received from the Rollover Parties pursuant to the Rollover Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Contribution. Pursuant to the terms set forth herein, (i) Intermediate Corp. agrees to contribute the Rollover Shares to Buyer (the “Contribution”), and (ii) Buyer agrees to accept the Contribution.

2. Completion. The closing of the transactions contemplated hereby shall take place forthwith upon execution of this Agreement, without any further action of the parties hereto.

3.	Miscellaneous.

(a) Further Assurances. Intermediate Corp. and Buyer shall, without further consideration, do, execute and perform all such other acts, deeds and documents as may be reasonably necessary or appropriate to carry out fully the purposes and intent of this Agreement.

(b) Governing Law. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the Laws of the State of New York, without giving effect to its principles or rules of conflict of laws, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.

(c) Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, the Rollover Parties and each of their respective successors and permitted assigns.

(d) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

(e) Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all prior written agreements and negotiations and oral understandings. This Agreement may not be amended or supplemented except by an instrument in writing signed by each of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PSAV INTERMEDIATE CORP.

By:	/s/ Bradley J. Gross
Name:	Bradley J. Gross
Title:	President & Secretary

PSAV ACQUISITION CORP.

By:	/s/ Bradley J. Gross
Name:	Bradley J. Gross
Title:	President & Secretary

[Signature Page to Contribution Agreement from Intermediate Corp. to Buyer]